Exhibit J(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 79 to Registration Statement No. 2-39334 on Form N-1A of our reports each dated February 18, 2011, relating to the financial statements and financial highlights of MML Conservative Allocation Fund, MML Balanced Allocation Fund, MML Moderate Allocation Fund, MML Growth Allocation Fund, MML Aggressive Allocation Fund, MML Asset Allocation Fund, MML Blue Chip Growth Fund, MML Concentrated Growth Fund, MML Emerging Growth Fund, MML Equity Income Fund, MML Equity Index Fund, MML Foreign Fund, MML Fundamental Value Fund, MML Global Fund, MML Growth & Income Fund, MML Income & Growth Fund, MML Large Cap Growth Fund, MML Large Cap Value Fund, MML Mid Cap Growth Fund, MML Mid Cap Value Fund, MML NASDAQ-100 Fund, MML PIMCO Total Return Fund, MML Small Cap Growth Equity Fund, MML Small Cap Index Fund, MML Small Company Value Fund, MML Small/Mid Cap Value Fund, MML American Funds Growth Fund, MML American Funds International Fund, and MML American Funds Core Allocation Fund, each a series of MML Series Investment Fund, appearing in the Annual Reports on Form N-CSR of MML Series Investment Fund for the year ended December 31, 2010, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Disclosure of Portfolio Holdings – Other Disclosures,” “Investment Management and Other Services,” and “Experts” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
April 29, 2011